EXHIBIT 5.1


                              Troutman Sanders LLP
                              600 Peachtree Street
                               Atlanta, GA 30308
                                  404-885-3000


                                 August 4, 1997



The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

Southern Company Capital Funding, Inc.
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

         Re:      Southern Company Capital Funding, Inc. Exchange Offer

Gentlemen:

     We have acted as counsel to The Southern Company ("Southern"), Southern Company Capital Funding, Inc. ("Capital") and Southern Company Capital Trust II (the "Trust") in connection with the preparation of a Registration Statement on Form S-4 (File Nos. 333-28355, 333-28355-01 and 333-28355-02), as amended (the
"Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer to exchange up to $75,000,000 aggregate liquidation amount of the Trust's 8.14% Exchange Capital Securities (the "Exchange Capital Securities") for a like liquidation amount of its outstanding 8.14% Capital Securities (the "Original Capital Securities"), of which $75,000,000 aggregate liquidation amount are issued and outstanding. The Exchange Capital Securities will be guaranteed (the "Exchange Capital Securities Guarantee") by Southern pursuant to a guarantee agreement (the "Exchange Guarantee Agreement") between Southern and Bankers Trust Company, as trustee (the "Guarantee Trustee"), with respect to the payment of distributions and payments upon liquidation, redemption and otherwise to the extent set forth in the Prospectus (the "Prospectus") filed as part of the Registration Statement.

     In connection with the offer to exchange the Exchange Capital Securities for the Original Capital Securities, Capital will also offer to exchange $77,320,000 aggregate principal amount of its 8.14% Exchange Junior Subordinated Notes due February 15, 2027 (the "Exchange Subordinated Notes") for a like aggregate principal amount of its 8.14% Junior Subordinated Notes due February 15, 2027 (the "Original Subordinated Notes"), which were purchased by the Trust with the proceeds of the Original Capital Securities. Like the Exchange Capital Securities, the Exchange Subordinated Notes, the Exchange Notes Guarantee (as defined in the Prospectus) and the Exchange Capital Securities Guarantee will be registered under the Act.

The Southern Company
Southern Company Capital Funding, Inc.
August 4, 1997
Page 2



     The Original Capital Securities were, and the Exchange Capital Securities are being, issued pursuant to the Amended and Restated Trust Agreement dated as of February 1, 1997 among Capital, as sponsor, Bankers Trust Company, as property trustee, Bankers Trust (Delaware), as Delaware trustee, and the administrative trustees named therein. The Original Capital Securities were guaranteed by Southern on a subordinated basis with respect to distributions and payments upon liquidation, redemption and otherwise. The Original Subordinated Notes were, and the Exchange Subordinated Notes will be, issued pursuant to an Indenture dated as of February 1, 1997 among Southern, Capital and Bankers Trust Company, as trustee, as heretofore supplemented and as supplemented by a Second Supplemental Indenture dated as of February 4, 1997 among Southern, Capital and Bankers Trust Company, as trustee (collectively, the "Indenture"). The Original Subordinated Notes were guaranteed by Southern pursuant to the Notes Guarantee (as defined in the Registration Statement), and the Exchange Subordinated Notes will be guaranteed by Southern pursuant to the Exchange Notes Guarantee.

         We have reviewed copies of the Registration Statement and the Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         Based on the foregoing, we are of the opinion that:

                  (i) assuming (a) due authorization, execution and delivery of the Indenture, (b) establishment of the terms of the Exchange Subordinated Notes in conformity with the Indenture and (c) due execution, delivery, authentication and issuance of the Exchange Subordinated Notes in accordance with the Indenture and exchange for a like principal amount of validly tendered Original Subordinated Notes, the Exchange Subordinated Notes will constitute valid and binding obligations of Capital entitled to the benefits of the Indenture and enforceable against Capital in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (ii) assuming due authorization, execution and delivery of the Exchange Guarantee Agreement by Southern and the Guarantee Trustee, the Exchange Capital Securities Guarantee will constitute a valid and binding obligation of Southern enforceable against Southern in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

The Southern Company
Southern Company Capital Funding, Inc.
August 4, 1997
Page 3



               (iii) assuming due authorization, execution and delivery of the Indenture, the Exchange Notes Guarantee will constitute a valid and binding obligation of Southern enforceable against Southern in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine attached hereto as Annex I.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Troutman Sanders LLP under the caption "Validity of Exchange Capital Securities" in the Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP

                                                          EXHIBIT 5.1--Annex I

                                Dewey Ballantine
                          1301 Avenue of the Americas
                            New York, New York 10019


                                 August 4, 1997



Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308


         Re:      Southern Company Capital Funding, Inc. Exchange Offer

Gentlemen:

     We have acted as counsel to the Initial Purchasers in connection with the preparation of a Registration Statement on Form S-4 (File Nos. 333-28355, 333-28355-01 and 333-28355-02), as amended (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer to exchange up to $75,000,000 aggregate liquidation amount of 8.14% Exchange Capital Securities (the "Exchange Capital Securities") of Southern Company Capital Trust II (the "Trust") for a like liquidation amount of the Trust's outstanding 8.14% Capital Securities (the "Original Capital Securities"), of which $75,000,000 aggregate liquidation amount are issued and outstanding. The Exchange Capital Securities will be guaranteed (the "Exchange Capital Securities Guarantee") by The Southern Company ("Southern") pursuant to a guarantee agreement (the "Exchange Guarantee Agreement") between Southern and Bankers Trust Company, as trustee (the "Guarantee Trustee"), with respect to the payment of distributions and payments upon liquidation, redemption and otherwise to the extent set forth in the Prospectus (the "Prospectus") filed as part of the Registration Statement.

     In connection with the offer to exchange the Exchange Capital Securities for the Original Capital Securities, Southern Company Capital Funding, Inc. ("Capital") will also offer to exchange $77,320,000 aggregate principal amount of its 8.14% Exchange Junior Subordinated Notes due February 15, 2027 (the "Exchange Subordinated Notes") for a like aggregate principal amount of its 8.14% Junior Subordinated Notes due February 15, 2027 (the "Original Subordinated Notes"), which were purchased by the Trust with the proceeds of the Original Capital Securities. Like the Exchange Capital Securities, the Exchange Subordinated Notes, the Exchange Notes Guarantee (as defined in the Prospectus) and the Exchange Capital Securities Guarantee will be registered under the Act.

         The Original Capital Securities were, and the Exchange Capital Securities are being, issued pursuant to the Amended and Restated Trust Agreement dated as of February 1, 1997 among Capital, as sponsor, Bankers Trust Company, as property trustee, Bankers Trust (Delaware), as Delaware trustee, and the administrative trustees named therein. The Original Capital Securities were guaranteed by Southern on a subordinated basis with respect to distributions and payments upon liquidation, redemption and otherwise. The Original
Subordinated Notes were, and the Exchange Subordinated Notes will be, issued pursuant to an Indenture dated as of February 1, 1997 among Southern, Capital and Bankers Trust Company, as trustee, as heretofore supplemented and as supplemented by a Second Supplemental Indenture dated as of February 4, 1997 among Southern, Capital and Bankers Trust Company, as trustee (collectively, the "Indenture"). The Original Subordinated Notes were guaranteed by Southern pursuant to the Notes Guarantee (as defined in the Registration Statement), and the Exchange Subordinated Notes will be guaranteed by Southern pursuant to the Exchange Notes Guarantee.

         We have reviewed copies of the Registration Statement and the Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         Based on the foregoing, we are of the opinion that:

                  (i) assuming (a) due authorization, execution and delivery of the Indenture, (b) establishment of the terms of the Exchange Subordinated Notes in conformity with the Indenture and (c) due execution, delivery, authentication and issuance of the Exchange Subordinated Notes in accordance with the Indenture and exchange for a like principal amount of validly tendered Original Subordinated Notes, the Exchange Subordinated Notes will constitute valid and binding obligations of Capital entitled to the benefits of the Indenture and enforceable against Capital in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (ii) assuming due authorization, execution and delivery of the Exchange Guarantee Agreement by Southern and the Guarantee Trustee, the Exchange Capital Securities Guarantee will constitute a valid and binding obligation of Southern enforceable against Southern in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

               (iii) assuming due authorization, execution and delivery of the Indenture, the Exchange Notes Guarantee will constitute a valid and binding obligation of Southern enforceable against Southern in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         This opinion is furnished solely for your benefit in connection with your rendering opinions to Southern and Capital to be filed as Exhibits 5.1 and
5.3 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinions. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.



                                                     Very truly yours,

                                                     /s/Dewey Ballantine

                                                     DEWEY BALLANTINE